Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2010 Share Incentive Plan, as amended, of Lentuo International Inc. of our report dated April 30, 2013, with respect to the consolidated financial statements of Lentuo International Inc. included in its Annual Report (Form 20-F), as amended, for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming

Shanghai, the People’s Republic of China

March 6, 2014